Exhibit 1.3

SELLING AGENCY AGREEMENT

between

YOUNGEVITY INTERNATIONAL, INC. (the “Company”)

and

TRIPOINT GLOBAL EQUITIES, LLC (the “Selling Agent”)

YOUNGEVITY INTERNATIONAL, INC.

Maximum: [ ● ] Shares of Series B Convertible Preferred Stock
Convertible into [ ● ] Shares of Common Stock

SELLING AGENCY AGREEMENT

[ ], 2018

Tripoint Global Equities, LLC

1450 Broadway, Floor 26

New York, New York 10018

Ladies and Gentlemen:

This agreement (the “Agreement”) constitutes the agreement between Youngevity International, Inc., a Delaware corporation (the “Company”), on the one hand, and TriPoint Global Equities, LLC and its online division, Banq®, as Selling Agent (collectively, the “Selling Agent”), on the other hand, pursuant to which the Selling Agent shall serve as agent for the Company in connection with the proposed Offering (the “Offering”) on a “best efforts” basis of up to a maximum offering amount of $10,000,000 of registered shares of Series B Convertible Preferred Stock (the “Preferred Stock”), convertible into common stock of the Company, par value $0.001 per share (the “Common Stock”, together with the Preferred Stock, the “Securities”) to various investors (each an “Investor” and collectively, the “Investors”).

The Company hereby confirms its agreement with the Selling Agent concerning the purchase and sale of the Shares, as follows:

Section 1.                      Agreement to Act as Selling Agent.

(a)           On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Selling Agent shall be the exclusive Selling Agent in connection with the Offering, which shall be undertaken pursuant to the Company’s Registration Statement (as defined below), with the terms of such Offering to be subject to market conditions and negotiations between the Company and the Selling Agent. The Selling Agent will act on a best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful sale of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Selling Agent or any of its respective “Affiliates” (as defined below) be obligated to financially underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Selling Agent shall act solely as the Company’s agent and not as principal. The Selling Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the Company’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, the Selling Agent may (i) create a selling syndicate of additional Selling Agents for the Offering comprised of broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and/or (ii) rely on such soliciting dealers who are FINRA members to participate in placing a portion of the Offering. The Selling Agent may also retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with the Offering. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at each closing (the “Closing” and the date on which each Closing occurs, the “Closing Date”). As compensation for services rendered, on the Closing Date, the Company shall pay to the Selling Agent the fees and expenses set forth below:

(i)           Selling Agent’s Commissions. The Selling Agent’s commission in cash (the “Cash Fee”) equal to 4% of the gross proceeds received by the Company from the sale of the Securities at the Closing, which such Cash Fee will be paid to and allocated by the Selling Agent among the selling syndicate and soliciting dealers in its sole discretion, if applicable.

(ii)           Selling Agent’s Warrants. On each Closing, the Company will issue to the Selling Agent (and/or its designee) warrants to purchase that number of shares of Common Stock equal to five percent (5%) of the shares of Common Stock underlying the Preferred Stock issued and sold by the Company on such Closing at Closing and each Subsequent Closing (adjusted upward to the nearest whole share) (the “Selling Agent’s Warrants”). The Selling Agent’s Warrants shall be in the form of Exhibit A attached hereto. The Selling Agent’s Warrants shall have an exercise price per share equal to one hundred twenty percent (120%) of the price per Share as shown on the cover page of the Final Prospectus (as defined below). The Selling Agent’s Warrants will be exercisable for a term of five years beginning on the Effective Date (as defined below). The Selling Agent understands and agrees that there are significant restrictions pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 5110 against transferring the Selling Agent’s Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Selling Agent’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) a selling agent or Dealer in connection with the offering contemplated hereby or (ii) a bona fide officer or partner of the Selling Agent or of any Selling Agent or Dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

Delivery of the Selling Agent’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Selling Agent may request.

 (iii)           Expenses. Whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

A.
 all fees and disbursements of the Company’s legal counsel, accountants, and other professionals engaged by the Company;

B.
all fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs;

C.
all filing fees, including those charged by FINRA;

D.
all reasonable travel expenses of the Company's officers, directors and employees and any other expense of the Company or the Selling Agent incurred in connection with attending or hosting meetings with prospective purchasers of the Securities (“Road Show Expenses”); provided, however, that all travel and lodging expenses of the Selling Agent should be limited to $10,000 and shall be pre-approved by the Company;

E.
a $20,000 due diligence fee payable to the Selling Agent, with $20,000 paid upon the execution of the engagement agreement, which will be reimburse to us to the extent not actually incurred by the Selling Agent; and

F.
Selling Agent's Counsel's fees up to $45,000 (the “Legal Fees”).

In the event that this Agreement is terminated pursuant to Section 9 hereof, or subsequent to a Material Adverse Change, the Company will pay all documented out-of-pocket expenses of the Selling Agent (including but not limited to fees and disbursements of Selling Agent's Counsel, expenses associated with a due diligence report and reasonable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses to be reimbursed by the Company shall not exceed $20,000.

 (b)           The term of the Selling Agent’s exclusive engagement will be until the closing of the Offering in accordance with the Registration Statement (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 15 days written notice to the other party, or as practical as possible. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Selling Agent or their respective Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.                      Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Selling Agent, as of the date hereof, and as of the Closing Date, except as set out in the Registration Statement as follows:

(a)           Securities Law Filings. On December 1, 2017, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration File No. 333-221847) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of the Effective Date, the registration statement and amendments will materially meet the requirements of Form S-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the plan of distribution thereof and has advised the Selling Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement as amended at the date of this Agreement is hereinafter called the “Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The Registration Statement has been declared effective by the Commission on the date hereof. The Company shall, prior to the Closing, file with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities.

(b)           Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at all other subsequent times until the Closing and at the Closing Date, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Agent expressly for use therein (the “Selling Agent Information”)). The Prospectus, as of its date, complies in all material respects with the Securities Act and the applicable Rules and Regulations. As of its date, the Prospectus did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Selling Agent Information). All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or filed as exhibits or schedules to the Registration Statement that have not been described or filed as required.

(c)           Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Selling Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Selling Agent reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the Registration Statement, and any other materials permitted by the Securities Act.

(d)           Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. Except as described in the Registration Statement and the Prospectus, the Company owns, directly or indirectly, all of its capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects (as such prospects are described in the Prospectus) or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the best knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect.

(h)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, other than: (i) the filing with the Commission of the final Prospectus as required by Rule 424 under the Securities Act, (ii) any filing required to be filed with, or consent to be provided by, the Nasdaq Capital Market (the “Trading Market”) for the listing of the Securities for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(i)           Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the terms of the Offering as described in the Prospectus, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has sufficient authorized Common Stock for the issuance of the maximum number of Securities issuable pursuant to the Offering as described in the Prospectus.

(j)           Capitalization. The capitalization of the Company is as set forth in the Prospectus. Except for those disclosed in the Registration Statement, the Company has not issued any capital stock since the date of filing of its latest periodic report pursuant to Section 13(a) or 15(d) of the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, if applicable, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in the Registration Statement and the Prospectus, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors and the Selling Agent) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding Common Stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with the laws of the State of Delaware, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder or the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as disclosed in the Registration Statement, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(k)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its Common Stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Prospectus or disclosed in the Registration Statement or the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects (as such prospects are described in the Prospectus), properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

(l)           Litigation. Except as disclosed in the Registration Statement, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the Offering or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. To the Company’s knowledge, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m)           Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)           Compliance. Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(o)           Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p)           Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q)           Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except for those disclosed in the Registration Statement, neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)           Transactions with Affiliates and Employees. Except as set forth in the Registration Statement and the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t)           Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Prospectus: (i) the Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date; (ii) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(u)           Certain Fees. Except as set forth herein and in the Prospectus, contemplated by this Agreement, or a separate agreement regarding the Offering with a soliciting dealer in the sole discretion of the Selling Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Offering. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Offering.

(v)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)           Registration Rights. Except as set forth in the Registration Statement or the Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(y)           [Intentionally Omitted].

(z)           Disclosure. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

 (aa)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)           Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Prospectus sets forth as of December 31, 2016 and September 30, 2017 all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as described in the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc)           Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations (other than those being contested) and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd)           Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)           Accountants. Mayer Hoffman McCann P.C., who have reported on the financial statements and schedules described in Section 3(ee), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Registration Statement, the Base Prospectus or the Prospectus Supplement comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(ff)           Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s Selling Agent in connection with the placement of the Securities.

 (gg)           Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh)           U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(ii)           Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)           Certificates. Any certificate signed by an officer of the Company and delivered to any of the Selling Agent or to counsel for any of the Selling Agent shall be deemed to be a representation and warranty by the Company to the Selling Agent as to the matters set forth therein.

(kk)           Reliance. The Company acknowledges that the Selling Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(ll)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)           Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(nn)           FINRA Affiliations. Except as disclosed in the Prospectus, there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company.

(oo)           No Incorporation by Reference. No documents are incorporated by reference in the Base Prospectus or the Prospectus Supplement pursuant to Item 12 of Form S-1 which were filed under the Exchange Act.

Section 3.                       Delivery and Payment.

(a)
On or after the date of this Agreement, the Company, the Selling Agent and Wilmington Trust (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Prospectus (the “Escrow Agreement”), pursuant to which escrow accounts will be established, at the Company’s expense, for the benefit of those Investors who do not choose to invest through the Banq® online platform (the “Escrow Accounts”).

(b)
Prior to the initial Closing (as hereinafter defined) of the Offering and any subsequent Closing, (i) each Investor will execute and deliver a Purchaser Questionnaire and Subscription Agreement (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to the Selling Agent and the Escrow Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the price per Share as shown on the cover page of the Final Prospectus (as hereinafter defined multiplied by the number of Securities subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Accounts in compliance with Rule 15c2-4 of the Exchange Act, and (iv) the Escrow Agent will notify the Company and the Selling Agent in writing as to the balance of the collected funds in the Escrow Accounts.

(c)
Notwithstanding the foregoing Section 3(b), Investors that maintain an account with Banq®, a division of the Selling Agent, may participate in the Offering without depositing funds with the Escrow Agent, provided such Investors maintain sufficient funds in their account with Banq®. Investors who wish to participate in the Offering through their account with Banq® will be asked to confirm their respective investment immediately prior to Closing, at which time each Investor will be required to have funds in its account sufficient to fund the purchase of any Shares for which it subscribes in the Offering. At Closing, any amounts subscribed for will be removed from such Investor’s account and sent immediately to the account of the Company less any Fees due to the Selling Agent. Such funds will not be held in a separate escrow account or otherwise segregated until such time as the Offering is closed. In addition, selected dealers with clearing agreements shall provide the Selling Agent with executed indications and delivery sheets from their customers and shall settle the transaction with the Selling Agent through DTC on closing.

(d)
If the Escrow Agent shall have received written notice from the Company and the Selling Agent on or before [ ]:00 a.m., New York City time, on [_____], 2018, or at such other time(s) on such other date(s), not more than thirty (30) days thereafter, as may be agreed upon by the Company and the Selling Agent (each such date, a “Closing”), the Escrow Agent will release the balance of the Escrow Accounts for collection by the Company and the Selling Agent as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on such Closing to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Pacific Stock Transfer Company (the “Transfer Agent”). The initial Closing and any subsequent closing (each, a “Subsequent Closing”) shall take place at the office of the Selling Agent or such other location as the Selling Agent and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Subsequent Closing shall be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

(e)
If the Company and the Selling Agent determine that the offering will not proceed, then the Escrow Agent will promptly return the funds to the investors without interest.

Section 4.                      Covenants and Agreements of the Company. The Company further covenants and agrees with the Selling Agent as follows:

(a)           Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Selling Agent of such timely filing. The Company will advise the Selling Agent promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Selling Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Selling Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b)           [Intentionally Omitted].

(c)           Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of any of the Selling Agent or counsel for any of the Selling Agent, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Selling Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or the Prospectus that is necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Selling Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Selling Agent reasonably object.

(d)           Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Selling Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date of the Offering, as many copies of the Prospectus and any amendments and supplements thereto as the Selling Agent may reasonably request.

(e)           Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Selling Agent, make any offer relating to the Securities that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Selling Agent expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)           Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock for so long as the Common Stock is publicly-traded.

(g)           Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Selling Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h)           Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)           Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Selling Agent deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Selling Agent. The Company agrees that the Selling Agent may rely upon, and each is a third party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j)           No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k)           Acknowledgment. The Company acknowledges that any advice given by any of the Selling Agents to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Selling Agent’s prior written consent.

Section 5.                      Conditions of the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letter. On the date hereof, the Selling Agent shall have received, and the Company shall have caused to be delivered to the Selling Agent, a letter from Mayer Hoffman McCann P.C., the independent registered public accounting firm of the Company (“Mayer”), addressed to the Selling Agent, dated as of the date hereof, in form and substance satisfactory to the Selling Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Selling Agent’s sole judgment, is material and adverse and that makes it, in the Selling Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by the Prospectus.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Selling Agent. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c)           Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Selling Agent’s respective counsels, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsels to pass upon the matters referred to in this Section 5.

(d)           No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Selling Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e)           Opinion of Counsel for the Company. The Selling Agent shall have received on the Closing Date the favorable opinions of Gracin & Marlow, LLP dated as of such Closing Date, including, without limitation, a customary negative assurance letter, addressed to the Selling Agent, in a form reasonably satisfactory to the Selling Agent.

(f)           Officers’ Certificate. The Selling Agent shall have received on the Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Selling Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement and the Prospectus, and this Agreement and to the further effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii)           When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, when it became effective, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Selling Agent Information) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and

(iv)           Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants or conversion of outstanding indebtedness into shares of Common Stock) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into shares of Common Stock); (e) any dividend or distribution of any kind declared, paid or made on the Common Stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g)           Bring-down Comfort Letter. On the Closing Date, the Selling Agent shall have received from Mayer, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date, in form and substance satisfactory to the Selling Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(h)           Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be approved to be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the principal Trading Market, nor shall the Company have received any information suggesting that the Commission or the principal Trading Market is contemplating terminating such registration or listing.

(i)           Additional Documents. On or before the Closing Date, the Selling Agent and counsel for the Selling Agent shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Selling Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

(j)           Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole reasonable judgment of the Selling Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or Offering as contemplated hereby.

(k)           Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (ii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iii) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iii) makes it, in the sole judgment of the Selling Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

(l)           The Selling Agent shall have received a lock-up agreement from each of the Company's officers, directors, and greater than 5% holders of Common Stock (each, a "Lock-Up Party"), duly executed by the applicable Lock-Up Party, in each case in a form reasonably acceptable to the Company and the Selling Agent.

(j)           FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement terms and arrangements. In addition, the Company shall, if requested by the Selling Agent, make or authorize the Selling Agent's Counsel to make on the Company's behalf an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(k)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l)           The Company and the Selling Agent shall have entered into an escrow agreement with the Escrow Agent pursuant to which the Investors shall deposit their subscription funds in an Escrow Account and the Company and the Selling Agent shall authorize the disbursement of the funds from the Escrow Account. The Company shall pay the reasonable fees of the Escrow Agent.

(o)           The Company will enter into a customary subscription agreement with Investors and will deliver any additional customary certificates or documents as the Selling Agent deems necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Selling Agent. The Company agrees that the Selling Agent may rely upon, and is a third party beneficiary of, the representations and warranties and applicable covenants set forth in the purchase agreement with Investors.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Selling Agent or to Selling Agent's Counsel, pursuant to this Section 5, shall not be reasonably satisfactory in form and substance to the Selling Agent and to Selling Agent's counsel, all obligations of the Selling Agent hereunder may be cancelled by the Selling Agent at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6.                      [Intentionally Omitted].

Section 7.                      Indemnification and Contribution. The Company agrees to indemnify the Selling Agent in accordance with the provisions of Schedule A hereto, which is incorporated by reference herein and made a part hereof.

Section 8.                      Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Selling Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Selling Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to the Selling Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9.                      Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Selling Agent and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The Selling Agent shall have the right to terminate this Agreement at any time upon 15 days written notice to the Company, or as practical as possible prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Selling Agent will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) trading on the NASDAQ Capital Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NASDAQ Capital Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Selling Agent, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus. In addition, this Agreement shall terminate on the earlier of (x) the date at which $10,000,000 of Series B Preferred Stock has been sold, or (y) March 31, 2018.

(b) Any notice of termination pursuant to this Section 9 shall be in writing.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Selling Agent set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Selling Agent, reimburse the Selling Agent for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Selling Agent in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses, including the costs and expenses set forth in Section 1(a)(iii) which were actually paid, shall not exceed $20,000 in the aggregate.

Section 10.                      Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by facsimile or e-mail transmission to the parties hereto as follows:

If to the Selling Agent, then to:

TriPoint Global Equities, LLC
1450 Broadway, 26th Floor
New York, NY 10018
Attn: Mark Elenowitz

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10018
Attn: Louis Taubman, Esq.
Fax No.: (212) 202-6380

If to the Company:
Youngevity International, Inc.
2400 Boswell Road
Chula Vista, California 91914
Attention: Stephan Wallach

With a copy (which shall not constitute notice) to:

Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Attention: Leslie Marlow, Esq.
Fax No.: (212) 208-4657

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11.                      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal Selling Agent, and no other person will have any right or obligation hereunder.

Section 12.                      Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 13.                      Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement and the other Transaction Documents to be drafted.

Section 14.                      General Provisions.

(a)           This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)           The Company acknowledges that in connection with the Offering of the Securities: (i) the Selling Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Selling Agent owe the Company only those duties and obligations set forth in this Agreement and (iii) the Selling Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Selling Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, YOUNGEVITY INTERNATIONAL, INC. By: Name: Title:

The foregoing Selling Agency Agreement is hereby confirmed and accepted as of the date first above written.

TRIPOINT GLOBAL EQUITIES, LLC By: Name: Mark Elenowitz Title: Chief Executive Officer

EXHIBIT A

Form of Selling Agent’s Warrant Agreement

Reference is made to Exhibit 4.23 to the Registration Statement on Form S-1, as amended (File Number 333-221847), of the Company, which is incorporated by reference.

SCHEDULE A – INDEMNIFICATION

The Company hereby agrees to indemnify and hold the Selling Agent, any selected dealers, sub-agents or other members of a syndicate formed pursuant to Section 1(a) of the Agreement, each of their respective officers, directors, principals, employees, affiliates, and shareholders, and their respective successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings and costs (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way related or attributed to, any breach of a representation, warranty or covenant by the Company contained in this Agreement. The Company will not, however, be responsible for any Losses that have resulted from the Selling Agent Information or the gross negligence or willful misconduct of any Selling Agent individual or entity seeking indemnification or contribution hereunder.

The Selling Agent hereby agrees to indemnify and hold the Company, its officers, directors, principals, employees, affiliates, and shareholders, and their respective successors and assigns, harmless from and against any and all Losses arising out of, based upon, or in any way related or attributed to, any breach of a representation, warranty or covenant by the Selling Agent contained in this Agreement or based upon any Selling Agent Information. The Selling Agent will not, however, be responsible for any Losses that have resulted from the gross negligence or willful misconduct of any individual or entity representing the Company seeking indemnification or contribution hereunder. In no event shall the Selling Agent indemnify the Company for any amount in excess of the fees actually received by such Selling Agent pursuant to the terms of this Agreement.

If the Selling Agent or the Company receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Selling Agent or the Company is or may be obligated to provide indemnification pursuant to this Schedule A, the Selling Agent or the Company, as applicable, shall, within thirty (30) days of the receipt of such written notice, give the Selling Agent or the Company, as the case may be, written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by the party seeking indemnification (the “Indemnified Party”), as applicable, of its respective right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt of a Claim Notice from the Indemnified Party with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Selling Agent or Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Selling Agent or the Company, as applicable, shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Selling Agent or the Company, as applicable, shall have the right to employ its own counsel in any such action, which shall be at the Selling Agent’s or Company’s expense and which will be for one counsel only if: (i) the Company and the Selling Agent, as applicable, shall have mutually agreed in writing to the retention of such counsel, (ii) the Selling Agent or the Company, as the case may be, shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to the Selling Agent or the Company, as applicable, in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and the Selling Agent, as applicable, and representation of the Company and the Selling Agent, as applicable, by the same counsel or experts would, in the reasonable opinion of the Selling Agent or the Company, as applicable, be inappropriate due to actual or potential differing interests between the Company and the Selling Agent, as applicable. The Selling Agent and the Company, as the case may be, shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the other party, which consent shall not be delayed and which shall not be required if the Selling Agent, is granted a general release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Selling Agent or Company, as applicable, further agrees, upon demand by the Indemnified Party, to promptly reimburse the Indemnified Party for, or pay, any reasonable fees, expenses or disbursements as to which the Indemnified Party has been indemnified herein with such reimbursement to be made currently as such fees, expenses or disbursements are incurred by the Indemnified Party, as applicable. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Selling Agent or the Company of fees, expenses, or disbursements incurred by the Indemnified Party shall be repaid by the Indemnified Party, as applicable, in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against the Indemnified Party based solely upon their respective gross negligence or intentional misconduct in the performance of their respective duties hereunder, and provided further, that the Selling Agent or the Company, as applicable, shall not be required to make reimbursement or payment for any settlement effected without the other party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold any of the Indemnified Party’s harmless, the Selling Agent or Company, as the case may be, agrees to contribute the amount paid or payable by any Selling Agent or the Company, as the case may be, in such proportion as to reflect not only the relative benefits received by the Company, on the one hand, and the applicable Selling Agent, on the other hand, but also the relative fault of the Company and any of the Selling Agent as well as any relevant equitable considerations. In no event shall any Selling Agent contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

For purposes of this Agreement, each officer, director, shareholder, and employee or affiliate of any Selling Agent or the Company and each person, if any, who controls a Selling Agent or the Company (or any affiliate) within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights as a Selling Agent or the Company with respect to matters of indemnification by the Selling Agent or Company, as the case may be, hereunder